Exhibit 15

May 8, 2009

Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549

Re: Ford Motor Credit Company LLC Registration Statement Nos. 333-156360 and 333-132557 on Form S-3 and No. 333-137066 on Form S-4

Commissioners:

We are aware that our report dated May 8, 2009 on our review of interim financial information of Ford Motor Credit Company LLC (the “Company”) for the three-month periods ended March 31, 2009 and 2008 and included in the Company’s quarterly report on Form 10-Q for the quarter ended March 31, 2009 is incorporated by reference in the aforementioned Registration Statements.

Very truly yours,

/s/ PricewaterhouseCoopers LLP

Detroit, Michigan